Exhibit 10.4

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, is made as of the 21st day of April, 2016, by and between BIONIK LABORATORIES CORP., a Delaware corporation (hereinafter referred to as the “Company”), and JULES FRIED (hereinafter referred to as the “Employee”).

RECITALS

WHEREAS, the Company, directly or through its subsidiaries, is engaged in the business of medical device research, development and production; and

WHEREAS, the Company and the Employee have agreed to enter into an employment relationship upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the parties agree as follows:

ARTICLE 1- EMPLOYMENT AND DUTIES

1.1            Appointment. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby accepts employment in the position of Vice President of the Company responsible for (a) management of the U.S. operations of the Company, and (b) the sales, operations and business of Interactive Motion Technologies Inc. (“IMT”), a wholly-owned subsidiary of the Company (collectively, the “Position”) effective as of the date first written above.

1.2            Term. The Employee shall be employed for a three (3) year term, subject to the termination provisions set out in this Agreement and to any amendments as may from time to time be agreed to in writing by the Employee and the Company (the “Term”).

1.3            Reporting and Duties. The Employee shall report to the Chief Executive Officer of the Company and any other executive officers as may be determined from time to time by the Board of Directors of the Company. The Employee shall perform all of the normal and customary duties, responsibilities and authorities customarily accorded to, and expected of the Position, including those duties, responsibilities and authorities as may be designated by the Chief Executive Officer or the Board of Directors (“Board”) of the Company from time to time. Services performed pursuant to this Agreement shall be performed at such place(s) and times as shall be mutually agreeable to the Company and Employee. The Employee agrees to comply with all applicable policies and rules of Company.

During the Term, the Employee shall faithfully and honestly serve the Company and devote no less than full-time service to the business and affairs of the Company or, where applicable, any subsidiary or other affiliate of the Company (individually a “Subsidiary” and collectively, the “Subsidiaries”), including the Employee’s role in the Position and other duties, if any. The Employee shall use his best efforts to promote the interests of the Company and its Subsidiaries. Notwithstanding the foregoing or anything else to the contrary herein, nothing in this Agreement shall preclude the Employee from:

(a)            engaging in charitable, education, communal or recreational activities; or

(b)            engaging in another business enterprise as a passive investor; provided that in no event shall the Employee own more than 4.9% of any other business enterprise and further provided that no such business enterprise shall be a competitor of the Company or its Subsidiaries.

(c)            Acting as a director of First Commons Bank and/or any other public or private entities.

However, the engagements described in 1.4(a) – (b) above shall only be permissible so long as they do not result in a contravention of Article 3 hereof, or impair the ability of the Employee to discharge his duties to the Company hereunder.

In addition, the Employee shall truly and faithfully account for and deliver to the Company and its Subsidiaries, all money, securities and things of value belonging to the Company or the Subsidiaries which the Employee may from time to time receive for, from or on account of the Company or the Subsidiaries.

ARTICLE 2 - COMPENSATION

2.1            Base Salary. The Employee will receive an annual base salary of Two Hundred Eighteen Thousand Dollars ($218,000), payable in accordance with the Company’s standard payroll practices in effect from time to time, and subject to applicable statutory deductions and withholding required by law (“Base Salary”). The Employee’s Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on the Employee’s performance and that of the Company.

2.2            Incentive Compensation. The Employee will be entitled to participate in the Company’s Equity Incentive Plan based on the terms of the Equity Incentive Plan. The granting of any options or other equity compensation is conditional on the written approval of the Board and the Company reserves the right to alter, amend, replace or discontinue the Equity Incentive Plan or any other plan at any time, with or without notice to the Employee.

2.3            Bonus. The Employee may be entitled to earn an annual discretionary bonus of up to 30% of Base Salary, payable in the Company’s discretion based on performance in the previous fiscal year (“Bonus”). The Bonus will be determined based on the achievement of the Employee’s objectives that will be agreed to with the Board.

2.4            Benefits. The Employee shall be entitled to participate in all of the Company’s (or applicable Subsidiary’s) benefit plans generally available to its employees from time to time in accordance with the terms thereof. The Employee’s participation in such plans shall become fully effective as of the commencement of his employment hereunder pursuant to the terms of such plans. The Company reserves the right to alter, amend, replace or discontinue the benefit plans it makes available to its employees at any time, with or without notice.

2.5            Vacation. The Employee shall be entitled to four (4) weeks of paid vacation per calendar year. Such vacation shall be taken at a time or times acceptable to the Company. The Employee shall be allowed to carry forward any unused vacation into the next calendar year for up to one (1) month with the prior written approval of the Company’s Chief Financial Officer.

2.6            Expense Reimbursement. The Employee shall be reimbursed for all reasonable expenses actually and properly incurred by his in connection with the performance of his duties hereunder. The Employee shall submit to the Company written, itemized expense accounts, together with supporting invoices, acceptable to the Company and such other additional substantiation and justification as the Company may reasonably request within sixty (60) days after the expenses have been incurred.

ARTICLE 3- COVENANTS

3.1            No Restrictions on Employee’s Employment. The Employee acknowledges and affirms that he is not a party to any agreement or understanding that would conflict or interfere with, or prevent him from being employed by or performing services for the Company.

3.2            Confidential Information. The Employee hereby acknowledges that, by reason of his employment with the Company, he has and will acquire information about matters and things which are confidential to the Company and/or the Subsidiaries (the “Confidential Information”), and which Confidential Information is the exclusive property of the Company and/or the Subsidiaries, respectively. The Confidential Information includes, without limitation, information concerning the Company’s and the Subsidiaries’ strategic plans, product research and development plans, details and results, trade secrets, supplier lists, data, work product developed by or for the Company or the Subsidiaries, and all other data and information concerning the business and affairs of the Company and the Subsidiaries. Notwithstanding anything to the contrary contained herein, for the purposes hereof, Confidential Information shall not include:

(a)            information that is generally available to and known by the public at the time of disclosure to the Employee, provided that such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf; or

(b)            information which the Employee is required to disclose pursuant to applicable law, policies or due processes of applicable regulatory bodies or legal or regulatory proceedings; provided that the Employee provides the Company with prompt notice of same and assists the Company in seeking to prevent or limit such requirement.

The Employee agrees that during the Term and at all times thereafter, he shall not for any reason (except in the performance of his responsibilities for the Company) directly or indirectly, (i) use for his own benefit or for the benefit of others, (ii) disseminate, publish or disclose, or (iii) authorize or permit the use, dissemination or disclosure by any person, firm or entity, any Confidential Information without the express written consent of the Board and the Subsidiaries. Upon termination of the Employee’s employment or this Agreement, or at any time at the request of the Company for any reason, the Employee agrees to return to the Company and its Subsidiaries (or, in the case of electronic items, permanently delete) all documents, records, storage, data, samples, and other property of the Company and its Subsidiaries, together with all copies thereof which contain or incorporate any Confidential Information.

3.3            Intellectual Property, Inventions and Patents. As part of the consideration for this Agreement and for his employment by the Company, subject to the provisions of this Agreement, the Employee hereby assigns to the Company, as and when same arise, his entire right, title and interest, including all intellectual property rights and trade secret rights, in and to any and all work product that is conceived, created, developed or otherwise generated by the Employee from time to time that relates to the business of the Company or the Subsidiaries, including but not limited to all inventions, research, designs, trade secrets, improvements, plans, specifications and documentation (collectively, “Work Product”), all of which shall be deemed a work for hire for the Company under the U.S. Copyright Act to the fullest extent permitted under the law. The Employee further agrees that he will promptly, fully disclose to the Company or the Subsidiaries all such Work Product and will, at any time from the date hereof, including during and after his employment with the Company, at the Company’s expense, render to the Company or the Subsidiaries such cooperation and assistance as the Company or the Subsidiaries may deem advisable in order to obtain copyright, patent, trademark or industrial design registrations as the case may be on, or otherwise vest, perfect or defend the Company’s or the Subsidiaries’ rights with respect to, any or all Work Product. Such cooperation and assistance shall include, but is not limited to, the execution of any and all applications for copyright, patent, trademark or industrial design registrations, assignments of copyrights and other instruments in writing which the Company and the Subsidiaries may deem necessary or desirable. The Employee hereby irrevocably waives all of his moral rights in the Work Product in favor of the Company and its Subsidiaries and their respective successors, assignees and licensees.

The Employee shall take all precautions to maintain and protect the legal rights of the Company and its Subsidiaries in the Work Product, and to maintain the confidentiality of trade secrets included in the Work Product in accordance with Section 3.1 hereof. For certainty, no license to the Work Product is granted to the Employee, except to the extent required for the performance of his responsibilities under this Agreement.

The Employee irrevocably appoints any other officer of the Company or the Subsidiaries from time to time to be his attorney, with full power of substitution, to do on the behalf of the Employee anything that the Employee can lawfully do by an attorney to do all acts and things in relation to ownership of the Work Product which the Company or the Subsidiaries shall deem desirable, and to do, sign and execute all documents, conveyances, deeds, assignments, transfers, assurances and other instruments which may reasonably be necessary or desirable for the purpose of registering, vesting, perfecting; defending, assigning or otherwise dealing with the Work Product. Such power of attorney is given for valuable consideration acknowledged by the Employee to be coupled with an interest, shall not be revoked by the bankruptcy or insolvency of the Company or the Subsidiaries, and may be exercised by the officers of any successor or assign of the Company or the Subsidiaries.

The Employee hereby covenants that the Work Product will not violate or infringe any intellectual property rights of any third party or constitute an unauthorized use of confidential or proprietary information of any third party.

All of the aforesaid covenants in this Section shall be binding on the assigns, executors, administrators and other legal representatives of the Employee.

3.4            Non-Solicitation of Employees. The Employee shall not, during the period from the date hereof to that date which is one (1) year following the termination of this Agreement or the Employee’s employment, for any reason, directly or indirectly, hire any employees or consultants of the Company or Subsidiaries, or induce or attempt to induce, solicit or attempt to solicit, any of the employees or consultants of the Company or Subsidiaries to leave their employment or engagement with the Company.

3.5            Non-Solicitation of Customers and Suppliers. The Employee shall not, during the period from the date hereof to that date which is one (1) year following the termination of this Agreement or the termination of the Employee’s employment, for any reason, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit any customers of the Company or the Subsidiaries with whom the Employee had contact or material knowledge of, for the purpose of selling to those customers any products or services which are the same as or substantially similar to or in any way competitive with the products or services sold by the Company or the Subsidiaries at the time of termination of this Agreement. The Employee shall not, during the period from the date hereof to that date which is one (1) year following the termination of this Agreement or the termination of the Employee’s employment, for any reason, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit any suppliers of the Company or the Subsidiaries with whom the Employee had contact with or material knowledge of, for the purpose of diverting or attempting to divert business away from the Company or the Subsidiaries.

3.6            Non-Competition. The Employee shall not, without the prior written consent of the CEO of the Company, which shall not be unreasonably withheld, at any time during the period from the date hereof to that date which is one (1) year following the date of termination of this Agreement or the Employee’s employment, engage in the development of similar medical devices or devices that are in any way competitive with the products or services developed, being developed, commercialized and/or sold by the Company or the Subsidiaries at the time of the termination of this Agreement (“Competitive Activity”). The Employee may not engage in such Competitive Activity either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed five percent (5%) of the outstanding shares so listed) or in any other manner whatsoever, nor shall the Employee lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person engaged in a similar business to the Company or the Subsidiaries.

3.7            Disparaging Comments. The Employee agrees not to make critical, negative or disparaging remarks about the Company or its management, business or employment practices; provided that nothing in this paragraph shall be deemed to prevent the Employee from responding fully and accurately to any question, inquiry or request for information when required by applicable law or legal process, or to enforce this Agreement. The Company agrees to direct its officers and directors not to make critical, negative or disparaging remarks about the Employee; provided that nothing in this paragraph shall be deemed to prevent the Company or its officers or directors from responding fully and accurately to any question, inquiry or request for information when required by applicable law or legal process, or to enforce this Agreement.

3.8            Acknowledgement, Waiver and Enforcement. The Employee confirms that the restrictions contained in this Article 3 are reasonable and valid to protect the legitimate business interests of the Company and the Subsidiaries. The Employee hereby agrees and acknowledges that it would be extremely difficult to measure the damages that might result from any breach of any of the covenants of the Employee contained herein and that any breach of any of the covenants of the Employee might result in irreparable injury to the business for which monetary damages could not adequately compensate. If a breach of any of the covenants of the Employee occurs, the Company shall be entitled, in addition to any other rights or remedies the Company may have at law or in equity, to have an injunction issued by any competent court (without the need to post a bond) enjoining and restricting the Employee and all other parties involved therein from continuing such breach.

3.9            Notwithstanding anything to the contrary herein, if any applicable law or governmental entity shall reduce the time period or scope during which the Employee shall be prohibited from engaging in any competitive or soliciting activity described in this Article 3, the period of time or scope, as the case may be, for which the Employee shall be prohibited shall be reduced to the maximum time or scope permitted by law.

3.10            Survival and Enforceability. It is expressly agreed by the parties hereto that the provisions of this Article 3 shall survive the termination of this Agreement and the Employee’s employment.

3.11            Lock-Up of Shares. The Employee irrevocably agrees with the Company that he will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or acquired, now or in the future, by the Employee as a result of the Company’s acquisition of IMT (the “Securities”), until as set forth on Schedule I hereto (such period, the “Restriction Period”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this section. The Company may, in its sole and absolute discretion, consent to an early release from the Restriction Period if it determined that the market for the Securities would not be adversely impacted by sales and in cases of the Employee’s financial emergency. The Company shall use commercially reasonable best efforts to register the shares of common stock underlying any Securities issued pursuant to an option or equity incentive plan of the Company or assumed by the Company, on a Form S-8 or other applicable form (the “Form S-8”), no later than ninety (90) days after the date hereof. As, if and when the Company registers for resale (such registration statement, the “Resale Registration Statement”) (a) the shares of its common stock issuable upon the exchange of the Exchangeable Shares of Bionik Laboratories Inc. held by Peter Bloch and/or Michael Prywata, or (b) the shares of its common stock held by Neville Hogan, Hermano Igo Krebs and/or Sara Gardner as a result of the Company’s acquisition of IMT, then in any such case the Company shall further register for resale on such Resale Registration Statement any of the Employee’s shares of common stock underlying the Securities. This Section 3.11 shall survive the expiration or termination of the Agreement.

ARTICLE 4 - DEATH

4.1            Death. If the Employee dies while employed under this Agreement, this Agreement shall terminate immediately and the Company shall pay to the Employee’s estate, any earned Base Salary, accrued vacation and pro rata annual bonus that is unpaid up to the date of his death. All options and warrants owned by the Employee prior to the date of his death shall continue in accordance with the terms and conditions thereof.

ARTICLE 5 - TERMINATION OF EMPLOYMENT

5.1            Termination by Company for Cause. The Company may terminate this Agreement for cause at any time without any prior notice. The Employee will be provided with any unpaid, earned Base Salary and accrued vacation, benefits as set out in Section 2.4, and unreimbursed expenses incurred up to the date of termination. For the purposes of this Agreement, “cause” shall mean:

(a)            a material breach by the Employee of the terms of this Agreement;

(b)            a conviction of or plea of guilty or nolo contendere to any felony or any other crime involving dishonesty or moral turpitude,

(c)            the commission of any act of fraud or dishonesty, or theft of or intentional damage to the property of the Company,

(d)            willful or intentional breach of the Employee’s fiduciary duties to the Company,

(e)            the violation of a material policy of the Company as in effect from time to time, or

(f)            any act or conduct that would constitute cause at common law.

5.2            Termination by Disability. The Company may terminate this Agreement as a result of any mental or physical disability or illness which results in the Employee being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days. Permanent or indefinite inability to perform essential functions shall be based on the opinion of a qualified medical provider chosen by the Company. Termination will be effective on the date designated by the Company, and the Employee will be paid his annual Base Salary, accrued vacation and pro rata annual bonus and benefits as set out in Section 2.4 through the date of termination, and expenses incurred up to the date of termination.

5.3            Termination by Employee. The Employee may terminate this Agreement and his employment at any time, for any reason, provided that the Employee provides the Company with thirty (30) days’ prior written notice. The Employee agrees to use his best effort to assist the Company to complete an effective reallocation of his responsibilities upon the giving of such notice. The Company may waive notice, in whole or in part, by providing the Employee pay in lieu of notice for the balance of the thirty (30) day period, including benefits as set out in Section 2.4 and reimbursement of expenses already incurred.

5.4            Termination by Company for Other than Cause. The Company may terminate this Agreement and the Employee’s employment, for any reason without cause, upon three (3) weeks’ notice of termination and, provided that the Employee executes a general release to be provided to the Company in form and substance acceptable to the Company, the Company shall pay to the Employee an amount equal to three (3) months’ salary, plus four (4) weeks’ salary for each completed year of service to the Company or to any Subsidiary of the Company (including IMT), up to a maximum of nine (9) months’ salary.

5.5            Limitation of Liability. The Employee acknowledges, understands and agrees that the payments and other benefits provided for in this Article 5 represent the Company’s maximum termination and severance obligations to the Employee. No other notice or severance entitlements shall apply. This provision shall remain in full force and effect unamended, notwithstanding any other alterations to the terms and conditions of the Employee’s employment, unless agreed to by the Company in writing. The Employee also acknowledges, understands and agrees that any such payment by the Company to the Employee on termination of the Employee’s employment shall not prevent the Company from alleging cause for the termination.

5.6            Effect of Termination. Upon any termination of this Agreement, the Employee shall immediately deliver or cause to be delivered to the Company all Confidential Information and Company property which are in the possession, charge, control or custody of the Employee.

ARTICLE 6 - GENERAL

6.1            Release. Upon any termination of this Agreement or the Employee’s employment, the Employee agrees to release the Company, the Subsidiaries, and all officers, directors and employees of the Company or the Subsidiaries from all actions, causes of action, claims or demands as a result of such termination, except as otherwise expressly provided in this Agreement. Upon compliance with the applicable termination provisions of this Agreement by the Company, the Employee agrees to deliver to the Company a full and final written release of and from all actions or claims in connection with this Agreement and the Employee’s employment in favor of the Company, the Subsidiaries, and their directors, officers and employees in a form to be provided by the Company.

6.2            Recitals. The parties agree that the Recitals set out herein are true and accurate and shall form part of this Agreement.

6.3            Headings. The division of this Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.4            Assignment. This Agreement shall be personal as to the Employee and shall not be assignable by the Employee subject to the terms herein. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and assigns of the Company. The Company may assign this Agreement, in its sole discretion, to any corporate affiliate or Subsidiary of the Company.

6.5            Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, whether verbal or in writing. The foregoing includes any prior understandings and agreements between the Employee and IMT, including but not limited to that undated “Consultant/President Agreement Term Sheet” between the Employee and IMT (referred to therein as “InMotion Technology, Inc.”), which is hereby deemed terminated and no longer of any force or effect; provided, however, that provisions in the paragraph titled Equity Participation in that agreement relating to stock options and the provision of the Invoice dated June 2, 2015 providing for payment of deferred compensation in effect as of the date hereof shall continue in accordance with their respective terms. There are no other written or verbal representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties.

6.6            Amendments. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

6.7            Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.8            Further Acts. The parties shall do all such further acts and things and provide all such assurances and deliver all such documents in writing as may be required, from time to time in order to fully carry out the terms, provisions and intent of this Agreement.

6.9            Notice. Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing by personal delivery, electronic delivery or by registered mail addressed to the recipient as follows:

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, Ontario M5G 2C9

Telephone: (416) 640-7887

Email: pb@bioniklabs.com

Jules Fried

At the most recent address on file with the Company

Email: jules@jmfried.com

or such other address or number as may be designated by either party to the other in accordance herewith. Any notice given by personal delivery will be conclusively deemed to have been given on the day of actual delivery of the notice and, if given by registered mail, on the third day, other than a Saturday, Sunday or statutory holiday in Ontario, Canada or the Commonwealth of Massachusetts, following the deposit of the notice in the mail. If the party giving any notice knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such notice may not be mailed but must be given by personal delivery. In the case of electronic delivery, on the same day that it was sent if sent on a business day and the acknowledgement of receipt is received by the sender before 5:00 p.m. (in the place of receipt) on such day, and otherwise on the first business day thereafter.

6.10            Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Each of the parties hereto agrees that any action or proceeding related to this Agreement must be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, and for that purpose hereby submits to the jurisdiction of such Massachusetts court.

6.11            Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Code and will be interpreted, administered and operated in a manner consistent with that intent. Notwithstanding anything herein to the contrary, if at the time of the Employee’s separation from service with the Company he is a “specified employee” as defined in Section 409A of the Code (and the regulations thereunder) and any payments or benefits otherwise payable hereunder as a result of such separation from service are subject to Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Employee) until the date that is six months following the Employee’s separation from service with the Company (or the earliest date as is permitted under Section 409A of the Code), and the Company will pay any such delayed amounts in a lump sum at such time. If any other payments of money or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due to the Employee under this Agreement constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to the Employee in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A of the Code. References to “termination of employment” and similar terms used in this Agreement are intended to refer to “separation from service” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Any provision in this Agreement providing for any right of offset or set-off by the Company shall not permit any offset or set-off against payments of “non-qualified deferred compensation” for purposes of Section 409A of the Code or other amounts or payments to the extent that such offset or set-off would result in any violation of Section 409A or adverse tax consequences to the Employee under Section 409A.

6.12            Independent Legal Advice. The Employee acknowledges that he has been advised to seek independent legal counsel in respect of the Agreement and the matters contemplated herein. To the extent that he declines to receive independent legal counsel in respect of the Agreement, he waives the right, should a dispute later develop, to rely on his lack of independent legal counsel to avoid his obligations, to seek indulgences from the Company or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
Name: Peter Bloch Title: CEO

/s/ Jules Fried
JULES FRIED

SCHEDULE I

Lock-Up

The Employee may rely upon Rule 144 to sell any of his Securities during the Restriction Period.

Any shares of common stock underlying $.25 options shall be released from the Restriction Period upon the effectiveness of the Resale Registration Statement referred to in the last sentence of Section 3.11.

Any shares of common stock underlying $.95 options shall not be subject to the Restriction Period.

Any other Securities owned by the Employee, whether as of the date of this Agreement or otherwise, shall be released from the Restriction Period upon the effectiveness of the Resale Registration Statement referred to in the last sentence of Section 3.11.